UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2011

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR  240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2011, the Board of Directors of Lawson Software, Inc. (the “Company”) approved certain amendments to the Company’s bylaws (the “Bylaws”).  A summary of the amendments to the Bylaws is set forth below:

•                  Advance Notice Deadlines:  Article II, Section 2.5 and Article III, Section 3.2, the Company’s “advance notice” provisions, were amended to (a) clarify that a stockholder proposing business at an annual meeting or nominating directors at an annual meeting or special meeting at which directors are elected must be a stockholder of record on the date of the notice and the record date with respect to such stockholder meeting, (b) clarify and enhance the information required with respect to stockholders proposing business or nominating directors, beneficial owners on whose behalf proposals or nominations are being made, and stockholder nominees for director, including information concerning derivative ownership and hedging transactions, (c) alter the advance notice timing for annual meetings from prior to the date specified by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to a period of not more than 150 days, nor less than 120 days, prior to the anniversary date of the preceding annual meeting (unless the annual meeting is not held within 25 days of such anniversary, in which case the deadline is the tenth day following the day on which public disclosure of the date of the annual meeting is made or notice of the annual meeting is mailed to stockholders), and (d) require stockholders proposing business or nominating directors to update information submitted to the Company as of the record date for the stockholder meeting.

As a result of the changes to these sections, any stockholder wishing to present a proposal for consideration at the Company’s 2011 Annual Meeting of Stockholders which is not to be included in the Company’s proxy statement for that meeting or wishing to nominate a person for election to the board of directors at the Company’s 2011 Annual Meeting of Stockholders must deliver notice of the proposal or nomination to the Company in accordance with the Bylaws no earlier than May 21, 2011 nor later than June 20, 2011. This period replaces the May 3, 2011 deadline for such purposes set forth in the Company’s 2010 proxy statement.

•                  Conduct of Meetings:  Article II, Section 2.6 was amended to clarify the presiding officer’s authority to adjourn a meeting at the request of the board of directors.

•                  Majority Voting:  Article III, Section 3.3 was amended to change the vote required to elect directors from a majority of stock having voting power present in person or by proxy to (a) in uncontested director elections, a majority of votes cast with respect to the director and (b) in contested director elections, a plurality of the shares present in person or by proxy and entitled to vote on the election of directors.

•                  Special Meetings of Directors:  Article III, Section 3.7 was amended to change the number of directors required to call a special meeting of the board from any two directors to directors constituting one-third of the whole board of directors.

•                  Capital Stock:  Article VI was added to clarify certain procedures and rights of the Company regarding its capital stock, including provisions relating to the issuance and replacement of share certificates, the transfer and ownership of shares, and the fixing of record dates.

•                  Additional Changes:  Certain other non-substantive, technical, conforming or clarifying changes were made throughout the Bylaws.

The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated Bylaws, as adopted and effective on January 13, 2011, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	3.1	Bylaws of Lawson Software, Inc. as amended January 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: January 18, 2011	By:	/s/ Stefan B. Schulz

Stefan B. Schulz
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)